AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
                                                   REGISTRATION NO. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                IBT BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

          MICHIGAN                                         38-2830092
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                200 EAST BROADWAY
                             MT. PLEASANT, MI 48858
                                 (517) 772-9471
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                DENNIS P. ANGNER
                                200 EAST BROADWAY
                             MT. PLEASANT, MI 48858
                                 (517) 772-9471
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. __

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


                                                                Proposed            Proposed
Title of each class           Amount         Maximum            Maximum             Amount of
 of Securities                 to be     Offering Price        Aggregate         Registration
to be Registered            Registered     Per Unit         Offering Price            Fee


Common Shares               40,000 (1)    $70.00 (2)         $2,800,000 (2)         $826.00 (3)




(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(2) Estimated based on the average price of the common stock on May 19, 1998, pursuant to Rule 457(c) solely for purposes of calculating the registration fee.

PROSPECTUS


                                IBT BANCORP, INC.

                        STOCKHOLDER DIVIDEND REINVESTMENT
                                       AND
                          EMPLOYEE STOCK PURCHASE PLAN



                                  COMMON STOCK

                                  $6 PAR VALUE



         The IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (the "Plan") of IBT Bancorp, Inc., a bank holding company, (the "Corporation") provides each registered holder of the Corporation's Common Stock, $6 par value ("Common Stock") and employees of the Corporation and its subsidiaries, with a simple and convenient method of reinvesting cash dividends and/or cash investments, in shares of Common Stock without payment of any brokerage commission or service charge.

         Participants in the Plan may acquire shares of Common Stock by:

         - reinvesting all of their cash dividends on Common Stock held in their name; or reinvesting any portion of their cash dividends and continuing to receive a check for the uncommitted portion on Common Stock held in their name; or

         - having amounts deducted from their payroll.

         The shares purchased under the Plan will be authorized but unissued shares of the Corporation's Common Stock. The Plan currently provides that shares purchased for participants will be purchased at a price determined by the Corporation's Board of Directors as provided in the Plan. The Corporation, however, reserves the right to modify the pricing or any other provision of the Plan at any time. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors.

         Any holder of record of Common Stock is eligible to participant in the Plan as well as employees of the Corporation and its subsidiaries. In addition, certain nominee stockholders may have the capability to make participation in the Plan or some features of the Plan available to beneficial owners of shares held by them.


         Stockholders and employees interested in participating in the Plan may enroll in the Plan by completing an Authorization Card and returning it to the Plan Administrator of the Plan. Authorization cards may be obtained from the Plan Administrator. Once enrolled in the Plan, participants will continue to be enrolled unless they notify the Plan Administrator for the Plan that they wish to withdraw from participation. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, by check in the usual manner.


         This Prospectus relates to Common Stock of the Corporation registered for purchase under the Plan. FOR A DISCUSSION OF INVESTMENT CONSIDERATIONS ASSOCIATED WITH THE PURCHASE OF THE COMMON STOCK OFFERED HEREBY, SEE "INVESTMENT CONSIDERATIONS." It is suggested that this Prospectus be retained for future reference.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
         THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

         The date of this Prospectus is May 20, 1998.

         No person has been authorized to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create an implication that there has been



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

no change in the facts set forth herein or the affairs of the Corporation since the date of this Prospectus.

                              AVAILABLE INFORMATION

         The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information, reference is made to the Registration Statement, which may be obtained from the Commission at the same place and in the same manner as with information concerning the Corporation, as set forth below.

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center Suite 1300, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Corporation electronically files its reports, proxy statements and other information with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.





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

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the termination of the offering, are hereby specifically incorporated by reference in this Prospectus.

         (a) The Corporation's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the 1934 Act which contains, either directly or by incorporation by reference, financial statements for the Corporation's latest fiscal year for which a Form 10-K was required to have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Corporation's Common Stock, registered under
Section 12 of the 1934 Act, contained in the Registration Statement on Form 10 filed under the 1934 Act, including any amendment or reports filed for the purpose of updating such description.

         The Corporation will furnish without charge to each person to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents (unless said exhibits are specifically incorporated by reference into such documents). Requests should be directed to: IBT Bancorp, Inc., 200 East Broadway, Mt. Pleasant, MI 48858, Attention: Secretary
(517)772-9471.

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere herein. Certain terms in this summary are defined elsewhere herein.

THE IBT BANCORP, INC. STOCKHOLDER DIVIDEND REINVESTMENT AND
EMPLOYEE STOCK PURCHASE PLAN

         The Plan provides holders of the Corporation's Common Stock and employees of the Corporation and its subsidiaries, with a convenient method of purchasing shares of Common Stock without payment of any brokerage commission or service charge.



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

         The shares purchased under the Plan will be authorized but unissued shares of the Corporation's Common Stock. The Plan currently provides that shares purchased for participants will be purchased at a price determined by the Board of Directors as provided in the Plan. However, no shares will be purchased at less than par value. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements, and other factors.

         Any holder of record of Common Stock and employees of the Corporation or its subsidiaries are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are registered in street or nominee name are also eligible to participate.

         Participants in the Plan acquire shares of Common Stock by reinvesting all or a portion of their cash dividends on Common Stock held in their name or by having amounts deducted from their payroll checks.

                                IBT BANCORP, INC.

         IBT Bancorp, Inc., a Michigan corporation, was incorporated in 1988 for the purpose of becoming a bank holding company and acquiring all of the outstanding stock of Isabella Bank and Trust. The Corporation's main asset is all of the outstanding capital stock of the Bank. The Corporation also wholly owns IBT Financial Services, Inc. As a bank holding company, the Corporation is subject to supervision and regulation by the Federal Reserve Board, under the Bank Holding Company Act of 1956.

         The principal executive office of the Corporation is located at 200 East Broadway, Mt. Pleasant, Michigan 48858, and the telephone number is
(517)772- 9471.

                             ISABELLA BANK AND TRUST

         Isabella Bank and Trust (the "Bank") is a state bank organized in 1903. The Bank offers banking services through 15 locations to businesses, institutions, and individuals. Lending services offered include commercial real estate loans and lines of credit, residential real estate loans, consumer loans, student loans, and credit cards. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the real estate in the Bank's principal market areas. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust services, 24- hour banking services locally and nationally through shared automatic teller





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

machines, safe deposit box rentals, credit life insurance, and direct deposits. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Bank's principal markets.

         The principal executive office of the Bank is located at 200 East Broadway, Mt. Pleasant, Michigan 48858, and the telephone number is
(517)772-9471.

                            INVESTMENT CONSIDERATIONS


         A prospective investor should consider, together with other pertinent information set forth in this Prospectus, the following:

MARKET FOR THE COMMON STOCK

         There is no established market for the Common Stock of the Corporation at this time. No assurance can be given that an active and liquid trading market for the Common Stock will develop.

COMPETITION

         The Bank experiences competition in attracting deposits and making loans. Most direct competition for deposits comes from savings institutions, other commercial banks, credit unions, money market mutual funds and corporate and government securities. The principal basis of competition for funds is the interest rate paid. In addition to offering competitive rates, the principal methods used by the Bank to attract deposits include advertising, readily accessible office locations and the quality of its service to its customers.

         Competition in making real estate loans comes principally from other savings institutions, commercial banks, mortgage companies, insurance companies, government agencies and real estate investment trusts. These institutions compete for loans primarily through the interest rates and loan fees they charge and the efficiency, convenience and quality of services they provide to borrowers and real estate brokers.

         Competition is likely to increase as out-of-state financial institutions acquire local institutions as permitted by applicable interstate banking laws.

REGULATION

         The Corporation, as a bank holding company, is subject to extensive regulation by the Federal Reserve Board. This regulation limits how the Corporation and its Bank subsidiary conduct their businesses and obtain financing and is





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

designed primarily to protect depositors. The Corporation's subsidiary Bank as a state chartered bank is also subject to extensive regulation by state and federal authorities. Such regulation could limit the ability of the Bank to pay dividends to the Corporation.

MONETARY POLICIES

         Conditions beyond management's control may have a significant impact on changes in net interest income from one period to another. Examples of such factors are: (1) the strength of credit demands by customers; (2) fiscal and debt management policies of the federal government, including changes in tax laws; (3) the Federal Reserve Board's monetary policy, including the percentage of deposits that must be held in the form of non-earning cash reserves; (4) the introduction and growth of new investment instruments and transaction accounts by non-bank financial competitors; and (5) changes in rules and regulations governing payment of interest on deposit accounts.

                                 USE OF PROCEEDS

         The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes and working capital.

                DESCRIPTION OF THE IBT BANCORP, INC. STOCKHOLDER
             DIVIDEND REINVESTMENT AND EMPLOYEE STOCK PURCHASE PLAN

         The following questions and answers describe the provisions of the Plan under which the Corporation will sell, and holders of the Corporation's Common Stock or employees of the Corporation and its subsidiaries may purchase, shares of Common Stock through the automatic reinvestment of cash dividends paid on shares of Common Stock or through payroll deduction.

PURPOSE AND ADVANTAGES

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide a simple and convenient method of investing cash dividends or making cash investments through payroll deduction in shares of Common Stock. The shares of Common Stock acquired under the Plan will be purchased by the Plan Administrator from authorized but unissued shares held by the Corporation (See Question 11). The net proceeds received therefrom





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

will be added to the treasury funds of the Corporation and will be used for general Corporate purposes. The Plan is not subject to the provisions of ERISA nor is the Plan qualified under Section 401(a) of the Internal Revenue Code.

         Participants in the Plan pay no service charge in connection with purchases of Common Stock under the Plan (See Question 3). The purchase of fractions of shares, as well as full shares of Common Stock, is permitted and dividends on fractions of shares will be used to purchase additional shares. Participants may avoid the necessity of safekeeping their certificates for shares of Common Stock credited to their accounts. Statements of account will be issued to simplify record keeping (See Question 16).


ADMINISTRATION

2.       WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

         A Plan Administrator appointed by the Corporation will administer the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of its nominee as Plan Administrator for each participant in the Plan. In the event that the Plan Administrator should resign or otherwise cease to act as agent, the Corporation will make other arrangements as it deems appropriate for the administration of the Plan.

         All correspondence regarding the Plan should be addressed to:

                           IBT Bancorp, Inc.
                           200 East Broadway
                           Mt. Pleasant, MI  48858
                           Attention: Mary Ann Breuer

         Telephone inquiries may be made to the Plan Administrator at (517)772-9471.

COSTS

3. ARE THERE ANY OUT-OF-POCKET COSTS TO PARTICIPANTS IN CONNECTION WITH TRANSACTIONS UNDER THE PLAN?

         There are no costs because shares of Common Stock are purchased by the Plan Administrator from the Corporation. Under the Plan, the Corporation sells authorized but unissued shares of Common Stock to the Plan Administrator (See





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

Question 11); consequently no cost whatsoever is incurred by the participant. However, if at the time of withdrawal from the Plan a participant directs the Plan Administrator to sell shares of Common Stock credited to the participant's Plan account, the participant will have to pay any related brokerage commission and applicable stock transfer tax (See Question 15). Any service charges, such as the Plan Administrator's fee, are always paid by the Corporation.

PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All registered holders of Common Stock and employees of the Corporation and its subsidiaries are eligible to participate. Beneficial owners of Common Stock whose shares are registered in street or nominee names are also eligible to participate.

5.       HOW AND WHEN CAN AN ELIGIBLE STOCKHOLDER ENROLL IN THE PLAN?

         Eligible stockholders and employees may enroll in the Plan at any time by completing an Authorization Card and returning it to the Plan Administrator. Authorization Cards may be obtained from the Plan Administrator. Persons already participating in the Plan need not submit a new Authorization Card unless a change in the type of participation is desired.

         Reinvestment of dividends will start with the next quarterly dividend payment after receipt of the Authorization Card, provided it is received by the Plan Administrator on or before the record date for that dividend; otherwise, it will be necessary to delay reinvestment until the next quarterly payment date.

         Cash investments through payroll deduction will start no later than the first work day of the month following the month in which said amounts were deducted. Payroll deductions will commence with the employee's next regular payroll check following receipt by the Plan Administrator of the completed Authorization Card, provided it is received by the Plan Administrator not less than 96 hours before payroll checks are distributed.

6.       IS PARTIAL DIVIDEND REINVESTMENT PARTICIPATION POSSIBLE UNDER THE
         PLAN?

         Yes. A stockholder who desires that the cash dividends on less than all of his or her shares of Common Stock be reinvested under the Plan may indicate such number of shares on the Authorization Card under Partial Dividend Reinvestment.



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

7.       MAY A PARTICIPANT PURCHASE A SPECIFIC NUMBER OF SHARES OF COMMON
         STOCK?

         The manner in which the Plan operates does not permit the Corporation to honor a request that a specific number of shares of Common Stock be purchased (See Question 10).

8.       WHAT DOES THE AUTHORIZATION CARD PROVIDE?

         The Authorization Card provides for the purchase of shares of Common Stock through the following investment options:

         A. Full Dividend Reinvestment directs the Corporation to pay to the Plan Administrator all of the participant's cash dividends on all of the shares of Common Stock then or subsequently registered in the participant's name;

         B. Partial Dividend Reinvestment directs the Corporation to pay to the Plan Administrator the participant's cash dividends on that number of shares of Common Stock designated in the appropriate space of the Authorization Card and permits the participant to continue to receive cash dividends on the balance of the shares of Common Stock registered in the participant's name; and/or

         C. Cash Investment permits an employee of the Corporation or its subsidiaries to make cash investments through payroll deduction for the purchase of shares of Common Stock. The deduction from an employee's payroll check must be within certain minimum and maximum amounts set by the Corporation's Board of Directors from time to time. Employees should contact the Plan Administrator for more information on the current minimum and maximum amounts.

         Cash dividends on shares of Common Stock credited to a participant's Plan account will be reinvested in accordance with the Plan, unless otherwise directed by the participant.

9.       HOW MAY A PARTICIPANT CHANGE INVESTMENT OPTIONS UNDER THE PLAN?

         A participant may change his or her investment option by written notice to the Plan Administrator at the address set forth in Question 2.



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

PURCHASE AND PRICE OF SHARES OF COMMON STOCK

10.      HOW DOES THE PLAN WORK?

         Dividend Reinvestment

         The "Investment Date" for the reinvestment of dividends is the dividend payment date. On each dividend payment date a participant's full or partial cash dividend will be remitted to the Plan Administrator. The Plan Administrator will reinvest that dividend, as well as the full cash dividend on shares of Common Stock credited to the participant's Plan account, in authorized but unissued shares of Common Stock purchased directly from the Corporation by the Plan Administrator and will credit whole and fractional shares to the participant's Plan account (computed to three decimal places). A fractional share of Common Stock will earn a proportionate share of future dividends. Such purchases will be made by the Plan Administrator promptly, except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of Federal or state securities laws.

         Cash Investment

         Employees of the Corporation or its subsidiaries may invest in shares of Common Stock by making cash investments through payroll deductions. Such cash investments may be made as often as each payroll check, subject to the then current minimum and maximum investment amounts established by the Corporation's Board of Directors. If all or part of a participant's cash investment is not enough to purchase a whole share of Common Stock, a fractional share will be credited to the participant's Plan account and will earn a proportionate share of future dividends. All shares purchased for a participant pursuant to the Cash Investment Option will automatically participate in the Dividend Reinvestment Option unless otherwise directed by the participant.

         Cash investments received by the Plan Administrator pursuant to payroll deduction will be applied by the Plan Administrator to the purchase of shares of Common Stock from the Corporation on the first work day of the month following the month in which said amounts were deducted. Under no circumstances will interest be paid on cash investments held for the purchase of shares of Common Stock.




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

11.      WHAT IS THE SOURCE OF THE SHARES OF COMMON STOCK TO BE SOLD UNDER THE
         PLAN?

         The source of the shares of Common Stock shall be authorized but unissued shares purchased directly from the Corporation by the Plan Administrator.

12.      WHAT WILL BE THE PER-SHARE PRICE OF COMMON STOCK PURCHASED THROUGH THE
         PLAN?

         The per-share price of newly issued shares of Common Stock purchased from the Corporation with reinvested dividends and/or cash investments will be determined by the Board of Directors of the Corporation, based upon various indicators of the Common Stock's fair market value. No shares of Common Stock will be sold by the Corporation at less than the par value of such shares.

CERTIFICATES FOR SHARES OF COMMON STOCK

13.      ARE STOCK CERTIFICATES ISSUED TO PARTICIPANTS?

         Certificates for shares of Common Stock purchased for a participant will be registered in the name of the Plan Administrator or its nominee and, except as provided in the next paragraph, will not be issued in the participant's name while the participant is enrolled in the Plan. This protects against loss, theft or destruction of stock certificates. Purchases credited to a participant's Plan account will be confirmed by the Plan Administrator as soon as practicable after such purchases are completed.

         A participant in the dividend reinvestment feature of the Plan who desires to continue enrollment in the Plan, but elects to have whole shares of Common Stock credited to the participant's Plan account reissued in the participant's name, can do so at no charge upon written request to the Plan Administrator. Certificates for fractional shares of Common Stock will not be issued under any circumstances. A participant in the payroll deduction feature of the Plan may elect to receive a distribution of whole shares of Common Stock under the Plan only if he or she withdraws from participation in the Plan (See Question 15).

         A participant in the Plan may, if he or she wishes to do so, deposit certificates for Common Stock now or hereafter registered in the participant's name for credit as accrued shares under the Plan. Such certificates will be transferred to the Plan Administrator or its nominee as agent for the participant. There is no charge for this service. Because the participant will bear the risk of loss in sending the certificates to the Plan Administrator, it is recommended that they be sent by registered mail, return receipt requested, and properly insured. The certificates need not be endorsed.

14.      MAY SHARES OF COMMON STOCK IN A PLAN ACCOUNT BE PLEDGED?

         Shares of Common Stock credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

15.      HOW AND WHEN CAN A PARTICIPANT WITHDRAW FROM THE PLAN?

         A participant may withdraw from the Plan at any time by giving written notice to the Plan Administrator. A participant that withdraws from the payroll deduction feature of the Plan may not reparticipate in the Plan until one year has elapsed from the date the Plan Administrator receives the withdrawal notice. A request to withdraw from the payroll deduction feature of the Plan will be effective as of the employee's next regular payroll check only if the notice to withdraw is received by the Plan Administrator not less than 96 hours before payroll checks are distributed. As soon as practicable following withdrawal, the Plan Administrator will send the participant at no charge a certificate for the whole shares of Common Stock in the participant's Plan account and a cash payment will be made for any fraction of a share. If the participant so requests, the Plan Administrator will sell such whole shares of Common Stock and remit the proceeds, less any related brokerage commission and applicable stock transfer tax. All sales of whole shares of Common Stock, and in every case of withdrawal, the participant's interest in a fractional share, will be paid in cash.

         If the request to withdraw is received by the Plan Administrator on or after the record date for a dividend payment, any dividend paid on the dividend payment date will be invested for the participant's account.

REPORTS TO PARTICIPANTS

16.      WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         Following each purchase of shares of Common Stock for a participant's account, the participant will receive a statement showing the amount invested, purchase price, the number of shares purchased, total shares accumulated and other information for the year to date. These statements are a participant's record of the costs of his or her purchases and should be retained for income tax and other purposes. In addition, each participant will receive copies of the same communications sent to all other holders of shares of Common Stock, including the





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

Corporation's quarterly reports and annual report to stockholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information.

         All notices, statements and reports from the Plan Administrator to a participant will be addressed to the participant at his or her last address of record with the Plan Administrator. Therefore, participants must promptly notify the Plan Administrator of any change of address.

17. WHAT HAPPENS WHEN A PARTICIPANT CEASES TO BE A STOCKHOLDER OF RECORD OR EMPLOYEE?

         If a participant disposes of all shares of Common Stock registered in the participant's name or ceases to be an employee of the Corporation or its subsidiaries, the Plan Administrator will continue to reinvest the dividends on the shares credited to the participant's Plan account until otherwise notified.

TAX CONSEQUENCES

18. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS, PAYROLL DEDUCTIONS AND SHARES OF COMMON STOCK ACQUIRED THROUGH THE PLAN?

         (a) Participants are advised to consult their own tax advisors with respect to the tax consequences of their participation in the Plan. The reinvestment of cash dividends or deduction of amounts from payroll checks does not relieve the participant of any income tax payable on such income. In general, the Corporation believes that stockholders who participate in the Plan will have the same Federal income tax consequences, with respect to dividends payable to them, as any other holder of record of Common Stock. A participant will be treated for Federal income tax purposes as having received on each dividend payment date, a dividend equal to the full amount of the cash dividend payable with respect to the participant's shares, even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of additional shares of Common Stock for the participant's account under the Plan.

         In general, the Corporation believes that employees who participate in the Plan will have the same Federal income tax consequences, with respect to amounts deducted from their payroll checks, as employees who do not participate. An employee who participates in the Plan will be treated for Federal income tax purposes as having received, on each payroll date, wages equal to the full amount earned, even though the full amount is not actually received in cash but, instead, a portion is applied to the purchase of shares of Common Stock for the employee's account under the Plan.

         (b) In the opinion of counsel, any service charges paid by the Corporation on a participant's behalf should not be subject to income taxes when the Plan Administrator purchases authorized but unissued shares of Common Stock from the Corporation.

         (c) A participant will not realize any taxable income upon receipt of certificates for whole shares of Common Stock acquired through the Plan. However, a participant who received a cash payment for a fractional share credited to a participant's Plan account may have a gain or loss recognized with respect to such fraction. Gain or loss may also be recognized by a participant when whole shares of Common Stock are sold, either pursuant to the participant's request upon withdrawal from the Plan (see Question 15) or by the participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount a participant receives for such shares or fraction of a share, and the purchase cost thereof. Such gain or loss will be capital in character if such full share or fractional share is a capital asset in the hands of the participant. The Plan Administrator's statements of a participant's Plan account should be retained by the participant to determine the tax basis of shares of Common Stock acquired through the Plan.

OTHER INFORMATION

19. HOW WILL SHARES OF COMMON STOCK HELD IN A PARTICIPANT'S PLAN ACCOUNT BE VOTED AT MEETINGS OF STOCKHOLDERS?

         For each meeting of stockholders, a participant will receive proxy material that will enable the participant to vote both the shares of Common Stock registered in the participant's name directly and/or whole shares of Common Stock credited to the participant's Plan account.

20. WHAT HAPPENS IN THE EVENT THE CORPORATION DECLARES A STOCK DIVIDEND, A STOCK SPLIT OR ISSUES SUBSCRIPTION RIGHTS?

         Stock dividends in the form of Common Stock or split shares distributed by the Corporation on shares of Common Stock held by the Plan Administrator for a participant will be credited to the participant's Plan account. Certificates for such stock dividends and split shares distributed on shares of Common Stock registered in the name of the participant will be mailed directly to the participant. In the event of a subscription rights offering or a dividend in the form of stock other than Common Stock, such rights or such stock will be mailed directly to a participant in the Plan in the same manner as to holders of Common Stock not participating in the Plan.

21.      MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?

         The Corporation reserves the right to interpret and regulate the Plan as it deems desirable or necessary. Notwithstanding any other provision of the Plan, the Board of Directors of the Corporation or any designated committee thereof reserves the right to suspend, modify or terminate the Plan at any time, but such action shall have no retroactive effect that would prejudice the interests of participants. Notice of any such suspension, modification or termination will be sent to all participants. The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Michigan.

22. WHAT ARE THE RESPONSIBILITIES OF THE CORPORATION AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

          Neither the Corporation nor the Plan Administrator shall be liable in administering the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate the participant's Plan account upon such participant's death prior to receipt of notice in writing of such death; (2) with respect to the prices at which shares of Common Stock are purchased or sold for the participant's Plan account and the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that a participant might have under the 1934 Act or other applicable Federal and state securities laws; and (3) for any fluctuations in the market price after purchase or sale of shares of Common Stock.

23. ARE THERE ANY RESTRICTIONS ON THE RESALE OF STOCK ACQUIRED BY PARTICIPANTS UNDER THE PLAN?

         Employees who are not "affiliates" (as that term is defined below) of the Corporation at the time of their reoffer or resale of shares of Common Stock and who acquired such Common Stock under the Plan, generally are entitled to effect such resales or reoffers without registration under the Securities Act of 1933 (the "Act") or reliance upon Rule 144 under the Act or another exemption.

         Employees who are "affiliates" of the Corporation are subject to certain limitations on their ability to resell or reoffer shares of Common Stock acquired under the Plan. Such affiliates may reoffer or resell such Common Stock only (i) in a transaction registered under the Act or (ii) in reliance upon and in compliance with applicable provisions of Rule 144 under the Act or other exemption from the registration requirements of the Act. The Corporation has neither an obligation nor any present intention to prepare and file a registration statement under the Act, and such a registration statement would be necessary if an affiliate were to sell in a registered transaction. Whether an exemption from the registration requirements of the Act is available is a complicated question that depends upon the particular circumstances of each individual.

         "Affiliates" is defined in Rule 405 under the Act to include any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation by means of the direct or indirect possession of the power to direct or cause the direction of the Corporation's management and policies, whether through the ownership of voting securities, by contract, or otherwise.

         Because of the broad meaning ascribed to the term "affiliates" by the Securities and Exchange Commission, prior to any resale or reoffer of shares of Common Stock acquired under its Plan, the corporate officers of the Corporation should consider carefully and consult with their respective counsel concerning whether they may be deemed an affiliate of the Corporation and therefore subject to the foregoing limitations.

         Any purchase and sale or sale and purchase of common Stock, including Common Stock acquired under the Plan, within any period of less than six months by persons who are the beneficial owners of more than 10% of the outstanding Common Stock of the Corporation or who are directors or officers of the Corporation may, in certain situations be subject to the liabilities imposed by
Section 16(b) of the 1934 Act.

THE PLAN DOES NOT REPRESENT A CHANGE IN THE DIVIDEND POLICY OF THE CORPORATION, WHICH WILL CONTINUE TO DEPEND ON EARNINGS, FINANCIAL REQUIREMENTS AND OTHER FACTORS. STOCKHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PLAN WILL CONTINUE TO RECEIVE CASH DIVIDENDS, SO DECLARED, BY CHECK IN THE USUAL MANNER.

NEITHER THE CORPORATION NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES OF THE CORPORATION'S COMMON STOCK PURCHASED UNDER THE PLAN.

                                  LEGAL OPINION

         The validity of the Common Stock being offered has been passed upon by Foster, Swift, Collins & Smith, P.C., 313 South Washington Square, Lansing, Michigan 48933.

                                 INDEMNIFICATION

         The Corporation's Articles of Incorporation provide that the Corporation shall indemnify any person, including directors and officers of the Corporation, to the full extent permitted by the Michigan Business Corporation Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated to be:

Registration Fee                                $   826*
Legal Fees and Expenses                           5,000
Accountant's Fees and Expenses                    1,200
Blue Sky Fees and Expenses                          100
Miscellaneous Expenses                              100
                                                -------
                            TOTAL               $ 7,226
                                                =======

-----------------
*Actual. All other expenses are estimates.

Item 15. Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation provide that the Registrant shall indemnify to the full extent permitted by the Michigan Business Corporation Act any person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation (whether for profit or not), partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person).

Item 16.           Exhibits.

       Exhibit
       Number                   Description

         5               Opinion of Counsel
        21               Subsidiaries of IBT Bancorp, Inc.
        23(a)            Consent of Rehmann Robson, P.C.
        23(b)            Consent of Andrews, Hooper & Pavlik, P.L.C.
        23(c)            Consent of Counsel (See Exhibit 5)
        99(a)            The IBT Bancorp, Inc. Stockholder
                         Dividend Reinvestment and Employee
                         Stock Purchase Plan
        99(b)            Authorization Cards

Item 17.       Undertakings.

      (a)      The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the Prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of Michigan on May 21, 1998.

                                               IBT BANCORP, INC.



                                               By \s\ David W. Hole
                                                  -----------------------------
                                                  David W. Hole, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



\s\ David W. Hole                                             May 21, 1998
-------------------------------------------
David W. Hole, President
(Principal Executive Officer)
and Director



\s\ Dennis P. Angner                                          May 21, 1998
-------------------------------------------
Dennis P. Angner, Treasurer
(Principal Financial Officer)



\s\ L. A. Johns                                               May 21, 1998
-------------------------------------------
L. A. Johns, Chairman of the
Board and Director



\s\ James R. Bigard                                           May 21, 1998
-------------------------------------------
James R. Bigard, Director

\s\ Frederick L. Bradford                                     May 21, 1998
-------------------------------------------
Frederick L. Bradford, Director



\s\ Gerald D. Cassel                                          May 21, 1998
-------------------------------------------
Gerald D. Cassel, Director



\s\ James C. Fabiano                                          May 21, 1998
-------------------------------------------
James C. Fabiano, Director



\s\ Ronald E. Schumacher                                      May 21, 1998
-------------------------------------------
Ronald E. Schumacher, Director



\s\ Robert O. Smith                                           May 21, 1998
-------------------------------------------
Robert O. Smith, Director



\s\ Dean E. Walldorff                                         May 21, 1998
-------------------------------------------
Dean E. Walldorff, Director

                                INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                       Description                                Page
-------                      -----------                            ------------

   5                    Opinion of Counsel


  21                    Subsidiaries of IBT Bancorp,
                        Inc.


  23(a)                 Consent of Rehmann Robson, P.C.

    (b)                 Consent of Andrews, Hooper & Pavlik, P.L.C.

    (c) Consent of Counsel (contained in its opinion filed as Exhibit 5)

  99(a)                 The IBT Bancorp, Inc. Stockholder
                        Dividend Reinvestment and Employee
                        Stock Purchase Plan

    (b)                 Authorization Cards